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                                                                    EXHIBIT 10.6


                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "Agreement") is entered into as of December 24, 2001 by and among A.P.F. ACQUISITION CORP., a New York corporation ("Purchaser"); MAX MUNN ("Max Munn"); LAURIE MUNN ("Laurie Munn", Max Munn and Laurie Munn collectively, the "Guarantors"); and INTERIORS, INC., a Delaware corporation ("Seller").

                                    RECITALS

         Purchaser desires to acquire from the Seller, and the Seller desires to sell to Purchaser, all of the assets, business and properties of the A.P.F. MASTER FRAMEMAKERS division of the Seller (the "APF Division") on the terms and subject to the conditions contained in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                               THE ASSET PURCHASE

        1.1      Purchase and Sale of Assets; Assumption of Assumed Liabilities.

                 (a) The Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.2), Purchaser shall acquire and the Seller shall sell, convey, transfer, assign and deliver to Purchaser, free and clear of any Liens, except Permitted Liens (as those terms are hereinafter defined), all, and not less than all, of the assets, properties (real, personal and mixed) of the APF Division, wherever located (the "Assets"), and the business and goodwill of the APF Division as a going concern (the "Business"), all as more fully set forth on Schedule 1.1(a) annexed hereto. The Assets shall include, without limitation, all of the following Assets of the APF Division as the same shall exist at the Closing: (i) accounts receivable; (ii) inventories of raw materials, work in process and finished goods; (iii) supplies; (iv) prepaid expenses and related items; (v) all trademarks, tradenames, copyrights, letters patent, patent applications, domain names, trade secrets, formulae and other intellectual property relating to the Business; (vi) all machinery, equipment, packing materials and other personal property used in the Business; (vii) all customer lists, addresses, marketing materials, brochures and catalogues relating to the Business; (viii) all contracts, orders, rights under purchase orders, licenses, leases and other agreements relating to the Business (collectively, "Contracts"); (ix) all real property and interests in real property used by the APF Division described below; and (x) all other assets and properties of the Seller which are used solely in connection with the operation of the Business of the APF Division. On the Closing Date, the Seller shall execute and deliver to the Purchaser a bill of sale for the Assets, substantially in the form of the bill of sale annexed hereto as Exhibit A and made a part hereof (the "Bill of Sale"), pursuant to which the Purchaser shall receive all of Seller's right, title and interest in and to the Assets.

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                  (b) Excluded Assets. The Assets shall exclude all assets,
properties and rights not described in Section 1.1(a) hereof or listed on
Schedule 1.1(a), including without limitation, all assets and properties of any subsidiary, division (other than the APF Division), or affiliate of the Seller and all items listed on Schedule 1.1(b) annexed hereto.

                  (c) Assumed Liabilities. At the Closing (as defined in Section 1.2), subject to the provisions of Section 1.1(d), Purchaser shall assume, pay, perform and discharge, when due, all, and not less than all, of the liabilities and obligations of the Seller and/or the APF Division as at the Closing, to the extent relating to the APF Division and its Business, including without limitation the liabilities set forth on Schedule 1.1(c) annexed hereto (the "Assumed Liabilities"). Such Assumed Liabilities shall include, without limitation: (i) all accounts payable; (ii) all accrued expenses (including, without limitation, all accrued taxes, accrued employee compensation, benefit and related accruals); (iii) obligations under all leases and licenses; (iv) certain obligations in respect of notes payable of the Seller, consisting of the assumption by Purchaser of $1,000,000 of principal and accrued interest (the "Assumed Landis Debt") out of an aggregate of $2,100,000 of principal and accrued interest (the "Total Landis Debt") of secured indebtedness owed by the Seller to Landis Brothers; (v) all income taxes, property taxes, payroll taxes, unemployment taxes, franchise taxes and other tax obligations of the APF Division and the Business (collectively, "Taxes"); (vi) all obligations and liabilities under all Contracts, irrespective of whether the same has arisen or shall arise prior or subsequent to the Closing (including, without limitation, a consulting agreement with Morris Munn calling for $60,000 per year annual payments and a sales representative agreement with David Munn calling for an annual draw against commission of $60,000 per annum); (vii) all commitments and contingencies relating to the APF Division and the Business, including, without limitation, all liabilities and obligations in respect of any warranty or product liability claim, Tax claim, environmental claim, pension or other employee benefit claim, other demand, litigation, administrative claim or proceeding, arbitration or other contingencies (collectively, "Contingencies"), irrespective of whether or not such Contingencies have arisen or shall arise at any time prior or subsequent to the Closing; (viii) the Main Lease (as defined in Section 5.4 hereof) for the Mt. Vernon Property (as defined in Section 5.4 hereof); and (ix) the Showroom Leases (as defined in Section 5.4 hereof). On the Closing Date, the Purchaser shall execute and deliver to the Seller an assignment and assumption agreement, substantially in the form of Exhibit B annexed hereto and made a part hereof (the "Assumption Agreement"), pursuant to which the Purchaser shall assume all of the Assumed Liabilities.

                  (d) Excluded Liabilities. The Assumed Liabilities shall not include any other liabilities or obligations of the Seller or any of its subsidiaries, affiliates or divisions, other than the APF Division, including without limitation all liabilities and obligations listed on Schedule 1.1(d) annexed hereto.

         1.2 Closing. Subject to the terms and conditions of this Agreement, the parties hereto shall use their best efforts to consummate the transactions contemplated hereby (the "Closing") on or before December 27, 2001, at the offices of Greenberg Traurig, LLP in New York, New York, or such other time and place as the parties may otherwise agree. The date on which the Closing occurs shall be herein referred to as the "Closing Date."


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         1.3      Purchase Price.

                  (a) The aggregate consideration (the "Purchase Price") that will be paid by Purchaser to the Seller at the Closing in exchange for the Assets shall be equal to One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000.00) (the "Minimum Purchase Price"). The foregoing Minimum Purchase Price is based upon an estimate of the fair market value of the Assets and the business of the APF Division, as reflected in a business appraisal report prepared for the benefit of the Seller by Empire Valuation Consultants, Inc., dated December 24, 2001 (the "Appraisal Report"). The Seller shall pay the cost of such Appraisal Report.

                  Notwithstanding the foregoing, such Minimum Purchase Price will be increased, dollar for dollar, to an amount which shall equal the "Unaffiliated Offer Price" (as hereinafter defined) if, prior to Closing the Seller shall receive a written offer to purchase the APF Division and the Business from a bona fide third party which is not an "Affiliate" (as that term is defined in the rules or regulations to the Securities and Exchange Act of 1934, as amended) of the Seller (the "Unaffiliated Offer"), and which Unaffiliated Offer shall propose to purchase the APF Division and the Business within a period not to exceed sixty (60) days from the Unaffiliated Offer at a stated price (the "Unaffiliated Offer Price") which shall be greater than the Minimum Purchase Price and shall provide for either (x) not less than $1,000,000 in cash to Seller at the closing of such purchase, or (y) the assumption of not less than $1,000,000 of the Total Landis Debt and the release of Seller's liability for such indebtedness. The Purchase Price shall not be reduced if the Unaffiliated Offer Price shall be less than the Minimum Purchase Price.

                  (b) The Purchase Price shall be payable at Closing as follows:
(i) the assumption by Purchaser of the Assumed Landis Debt representing One Million Dollars ($1,000,000) of the Total Landis Debt and the delivery to Seller of a full and unconditional general release by the holder to the extent of the $1,000,000 amount of Assumed Landis Debt, and (ii) delivery by the Purchaser to the Seller of a secured promissory note of the Purchaser in the principal amount of Seven Hundred and Fifty Thousand Dollars ($750,000.00) in the form of Exhibit C annexed hereto and made a part hereof (the "Purchase Note").

                  (c) In the event and to the extent that the Purchase Price payable by Purchaser at Closing shall be greater than the Minimum Purchase Price, such excess shall be payable in cash by Purchaser; provided, that if the Minimum Purchase Price shall be increased by reason of an Unaffiliated Offer, the Purchaser shall only be required to pay the amount of such increased Purchase Price in cash to the extent set forth in the Unaffiliated Offer as part of the Unaffiliated Offer Price. The balance, if any, of the Purchase Price in excess of the Minimum Purchase Price shall be paid by an increase in the Purchase Note. To the extent that the Unaffiliated Offer shall include shares of capital stock of a publicly traded unaffiliated offeror, for purposes of this Agreement and any increase in the amount of the Purchase Note, such capital stock shall be deemed to have a value equal to 70% of the average closing price of such capital stock as traded on any national securities exchange or on the OTC Bulletin Board, for the twenty (20) consecutive trading days immediately preceding the date of Seller's receipt of the Unaffiliated Offer. Shares of capital stock of any unaffiliated offeror which is not publicly traded shall be deemed to have no value for purposes of this Agreement.


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                  (d) In the event that an Unaffiliated Offer received by Seller prior to the Closing shall contain an Unaffiliated Offer Price of more than the One Million Seven Hundred and Fifty Thousand ($1,750,000) Minimum Purchase
Price, the Purchaser shall have twenty (20) business days from receipt of such Unaffiliated Offer to advise the Seller whether or not Purchaser elects to pay such increased Purchase Price in accordance with the provisions of Section
1.3(c) above. In either case, if Purchaser shall fail or refuse to so notify and advise Seller in writing of Purchaser's decision, the same shall be deemed to be an election not to match or increase such Purchase Price; in which event, this Agreement shall terminate and be deemed null and void, ab initio, and without further force or effect.

                  (e) On the Closing Date, the Guarantors shall unconditionally and irrevocably guaranty the Purchaser's full payment and performance of the Note, when, due, and such persons shall execute and deliver the Guaranty Agreement annexed hereto as Exhibit D and made a part hereof (the "Guaranty").

                  (f) It shall be an absolute condition to consummation of the transactions contemplated by this Agreement that on or before the Closing Date, Empire Valuation Consultants, Inc. or another recognized banking or appraisal firm acceptable to Seller, shall deliver to the Board of Directors of the Seller a written opinion (the "Fairness Opinion"), to the effect that the terms and conditions of this Agreement, including the Purchase Price, are fair and reasonable to the Seller from a financial point of view. The Seller shall pay the cost of such Fairness Opinion.

         1.4 Deliveries at Closing. At the Closing, the Seller, on behalf of the Purchaser, shall deliver to Purchaser the Bill of Sale, Assumption Agreement and other instruments of transfer as shall be reasonably required in order to convey good and marketable title in and to the Assets and the Business to the Purchaser, and Purchaser shall pay to the Seller the Purchase Price payable pursuant to Section 1.3.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         2.1 Title to Assets. As of the date hereof, the Seller owns the Assets free and clear of any Lien, except only immaterial mechanics liens, materialmen's liens and the other liens, security interests and encumbrances set forth on Schedule 2.1 annexed hereto (the "Permitted Liens"). The bill of sale, assignments, endorsements and other instruments of conveyance and transfer delivered by the Seller to the Purchaser at the Closing will be sufficient to transfer the Seller's entire interest, legal and beneficial, in the Assets owned by such Seller to the Purchaser.

         2.2 Enforceability. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. This Agreement has been duly and validly authorized and approved by all members of the board of directors of Seller (with Max Munn abstaining from any such vote). No suit, proceeding, injunction or other claim has been asserted against Seller seeking to enjoin or otherwise prevent the sale and transfer of the Assets to Purchaser or the consummation of the transactions contemplated by this Agreement.


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                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GUARANTORS

         As a material inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser and Guarantors jointly and severally, except with respect to Section 3.7 which is made solely by Guarantors, make the following representations and warranties to the Seller:

         3.1 Corporate Status. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York.

         3.2 Corporate Power and Authority. Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Purchaser has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         3.3 Enforceability. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         3.4 No Violation. The execution and delivery of this Agreement by the Purchaser and Guarantors, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the organizational documents of the Purchaser, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Purchaser or Guarantors,
(iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any instrument or contract which is applicable to, binding upon or enforceable against the Purchaser or Guarantors, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Purchaser or Guarantors, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person.

         3.5 Status and Knowledge.

                  (i) Purchaser is not acting on the basis of any representations and warranties with respect to the APF Division, their businesses and financial condition other than those contained in this Agreement. Purchaser is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Act. Max Munn (a Guarantor) has served for the past five years as Chairman, Chief Executive Officer and President of the Seller and the APF Division and is intimately familiar with all aspects of the business operation, financial condition, assets, liabilities, properties and prospects of the APF Division and the Business.


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                  (ii) Purchaser and Guarantors are fully aware of the risks involved in the industry in general and the APF Division's businesses in particular; Purchaser and Guarantors have conducted their own extensive due diligence investigations of the APF Division's Business and have not relied on any information or projections provided by Seller. In connection with their due diligence review of the APF Division, Purchaser and Guarantors have been afforded the opportunity to ask questions of, and receive answers from, the Seller and the APF Division and each of their executive officers and directors and have in general had access to all information deemed by them material to an investment decision with respect to the Purchaser's acquisition of the Assets.

                  (iii) Purchaser and Guarantors acknowledge that they have discussed this Agreement with independent attorneys and accountants of their choosing and that they understand the meaning and legal and financial consequences, both domestic and foreign, of the representations, warranties and agreements contained herein. The Purchaser and Guarantors acknowledge that Greenberg Traurig, LLP, counsel to the Seller, may continue to act as Seller's counsel in this matter, and will in no way advise or otherwise counsel Purchaser or Guarantors, except in Max Munn's capacity as a member of the board of directors of Seller, if and to the extent that such firm provides legal advice to the Seller's board of directors. Each of Seller, Purchaser and Guarantors acknowledge that Greenberg Traurig, LLP will advise the board of directors of Seller to retain special legal counsel to represent and advise such board of directors as to its fiduciary responsibilities in connection with this transaction. Greenberg Traurig, LLP will represent the board of Seller in such matters only if they decline to retain independent legal counsel..

         3.6 Solvency. Immediately following the execution of this Agreement and the consummation of the transactions contemplated in connection herewith, the assets of the Purchaser at their fair present saleable value (calculated on a going concern basis) will be in excess of the total amount of its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), Purchaser will be able to pay its obligations and debts as they become due, and Purchaser will not have unreasonably small capital in order to carry on its business. All debts owing to third parties by Purchaser are current and not past due.

         3.7 Statement of Financial Condition. The financial condition disclosures and net worth of the Guarantors as set forth in that certain Statement of Financial Condition set forth on Schedule 3.7 hereto are true, correct and complete in all material respects as of the date hereof; and in no event are Guarantors' net worth, taking into consideration all liens, liabilities and encumbrances applicable to Guarantors and Guarantors' assets, less than the net worth disclosed in such Schedule 3.7 as of the date hereof.


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                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         4.1 Conduct of Business by the APF Division Pending the Closing. The Seller covenants and agrees that, between the date of this Agreement and the Closing Date, the business of the APF Division shall be conducted only in, and shall not take any action except in, the ordinary course of business consistent with past practice, except with respect to (i) those actions outside the ordinary course of business and inconsistent with past practice as to which Seller provided notice to and received the consent of the Purchaser (such consent not to be unreasonably withheld) and (ii) the accelerated repayment of indebtedness and the satisfaction and payment of budgeted items.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Further Assurances; Compliance with Covenants. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 Cooperation. Each of the parties agrees (i) to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement, (ii) to use its respective reasonable best efforts to agree jointly on a method to resolve any objections by any governmental authority to any such transactions and (iii) to cooperate with the tax planning objectives of the other party so long as such cooperation will not adversely impact such party in such party's sole discretion.

         5.3 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted below, no party hereto or their respective affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties. During the period that this Agreement is in effect, the Purchaser may disclose this Agreement and related financial information concerning the APF Division only a bank or finance companies who are considering senior secured financing for Purchaser. In the event this Agreement is not consummated, all documents containing any confidential information received in connection with the performance of this Agreement shall be immediately returned to the providing party and no copies thereof shall be retained by the returning party. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties.

         5.4 Assignment and Assumption of Leases. On the Closing Date, Seller shall assign to Purchaser, and Purchaser shall assume from Seller, all of the rights and obligations of the Seller, as tenant, under that certain lease dated as of January 1, 1997 (the "Main Lease") between Seller and 320 Washford LLC, as lessor (the "Lessor"), for the property located at 320 Washington Street, Mt. Vernon, New York 10553 (the "Mt. Vernon Property"). In addition, the Purchaser will assume all obligations of the Seller under the two showroom leases located at the addresses described in Schedule 5.4 annexed hereto (the "Showroom Leases").


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         5.5 Access to Mt. Vernon Property. After the Closing, and for a period of six (6) months thereafter, the Purchaser shall make available to the Seller and its officers, employees and authorized representatives, and to the employees and authorized representatives of the Seller's equity and financing sources, complete access and entry during normal business hours to the Mt. Vernon Property to use such office space as is designated by the Purchaser as Seller's administrative office space. Such access and entry shall be on a rent-free basis. Such access shall be limited to activities related to the: (i) transactions contemplated by this Agreement; and (ii) continuation and administration of the Seller's business. The Purchaser and the Seller each agree that neither they nor their officers, directors, employees, agents or authorized representatives will interfere with any of the other party's operations.

         5.6 Security For Note. In addition to the Guaranty, constituting Exhibit D hereto, at the Closing, Purchaser shall (a) grant Seller a Lien and security interest on the Assets, subject and subordinated to the priority Liens of (i) up to $1,500,000 of Purchaser indebtedness to any bank, commercial finance company or other institutional lender (the "Senior Lender") providing acquisition and working capital financing to Purchaser, and (ii) up to $1,000,000 in the senior subordinated Lien granted to secure the Assumed Landis Debt, all in accordance with the Security Agreement in the form of Exhibit E annexed hereto (the "Security Agreement"), and (b) pledge to the Seller, all and not less than all, of the shares of the capital stock of the Purchaser, all in accordance with the Pledge Agreement in the form of Exhibit F annexed hereto (the "Pledge Agreement").

         5.7 Termination of Related Party Agreements. On the Closing Date, the Purchaser shall deliver to the Seller full and complete general releases executed by each of Max Munn, Laurie Munn, Morris Munn and any other Affiliate or member of the family of Max and Laurie Munn (collectively, the "Munn Affiliated Group"), pursuant to which (a) the Seller and each of its subsidiaries shall be fully and permanently released from all obligations from and after the Closing Date under all employment agreements, consulting agreements or other agreements and arrangements between and among the Seller, the APF Division or any other subsidiary of the Seller with each member of the Munn Affiliated Group, (b) all such agreements and arrangements shall terminate and be of no further force or effect, and (c) no member of the Munn Affiliated Group shall have any power or authority from and after the Closing Date to bind the Seller or any of its subsidiaries in connection with any matter. The foregoing general releases shall not, however, include obligations from and after the Closing Date under the Consulting Agreement annexed hereto as Exhibit G.

         5.8 Resignations. On the Closing Date, Max Munn shall resign as an officer of the Seller and of each of the subsidiaries of the Seller and shall tender his unconditional written resignation from all such positions.

         5.9 Consulting Agreement. On the Closing Date, Max Munn shall enter into a consulting agreement with the Seller in the form of Exhibit G annexed hereto.

         5.10 Securities Cancellation and Redemption. On the Closing Date, Max Munn and Laurie Munn shall enter into an agreement with the Seller, in substantially the form of Exhibit H annexed hereto (the "Securities Cancellation and Redemption Agreement).


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                                   ARTICLE VI

                                   DISCLAIMER

         6.1 The Assets are being sold on an "as is" basis, and except for Seller's warranty that it holds such Assets free and clear of any Lien, and except for the representation and warranties contained in Article II hereto, there are no representations or warranties of any kind or nature given by the Seller under this Agreement that apply to the Assets or the APF Division or any other matter. Purchaser and Guarantors acknowledge that they have conducted an investigation as to the condition of the APF Division, the Assets, Business and financial condition and are familiar with all the risks attendant on the forgoing and are prepared to purchase the Assets, the Business and the APF Division on an "as is" basis, and "with all faults".


                                   ARTICLE VII

                   CONDITIONS TO THE OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part in writing by Purchaser:

         7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing with the same force and effect as though made at and as of that time. Seller shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing. Seller shall have delivered to the Purchaser a certificate, dated as of the Closing Date, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         7.2 Delivery of the Assets. At the Closing, the Seller shall deliver to the Purchaser the Bill of Sale to the Assets and such other instruments of transfer of title as are necessary to transfer to Purchaser all of Seller's right, title and interest in and to the Assets free and clear of any Liens, other than Liens in respect of the Assumed Landis Debt.

         7.3 Securities Cancellation and Redemption Agreement. Seller shall have executed and delivered the Securities Cancellation and Redemption Agreement and Max Munn and Laurie Munn shall have been released from all indebtedness owed to the Seller.

         7.4 Consulting Agreement. On the Closing Date, the Seller shall enter into a consulting agreement with Max Munn in the form of Exhibit G annexed hereto.

         7.5 Release of Webster Guarantees. On the Closing Date, Max Munn and Laurie Munn shall be released from their personal guarantees to Jimmie Webster (the "Webster Guarantees").


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         7.6 Payment or Satisfaction of Certain Seller Obligations. On the
Closing Date:

                  (a) the Limeridge Fund and the Endeavour Fund or their Affiliates (collectively, the "LE Investors"), or another third party (which may include the Purchaser) purchased or shall purchase from Foothill Capital all indebtedness of the Seller secured by Liens on the Assets in consideration for the assignment of the first priority Liens held by Foothill Capital on the assets and properties of Seller, including the Assets and the assets and properties of Seller's Petals, Inc. subsidiary, and

                  (b) Max Munn and/or Laurie Munn shall be relieved from their personal guarantees to the Landis Group in connection with the $1,100,000 portion of the Total Landis Debt not included in the $1,000,000 of Assumed Landis Debt.


                                  ARTICLE VIII

                     CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of the Seller to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part in writing by the Seller:

         8.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Purchaser and Guarantors contained in this Agreement shall be true and correct at and as of the Closing with the same force and effect as though made at and as of that time. Purchaser and Guarantors shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing. Purchaser and Guarantors shall have delivered to the Seller a certificate, dated as of the Closing Date, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         8.2 Consideration. At the Closing, Purchaser shall have paid the Purchase Price to the Seller.

         8.3 Delivery of Purchase Note. At the Closing, the Purchaser shall have executed and delivered the Purchase Note.

         8.4 Delivery of Guaranty. At the Closing, Guarantors shall have each executed and delivered the Guaranty Agreement.

         8.5 Delivery of Pledge and Security Agreement. At the Closing, the Purchaser and any (applicable) subsidiaries shall have executed and delivered the Pledge Agreement and the Security Agreement.

         8.6 Delivery of Fairness Opinion. At the Closing, Empire Valuation Consultants, Inc. shall have executed and delivered the Fairness Opinion to the Seller.

         8.7 Delivery of Lease Assignments. At the Closing, Purchaser shall have delivered to the Seller the assignment and assumption agreements for the Main Lease and the Showroom Leases.

         8.8 Delivery of Landis General Release. Seller shall have received from Donald M. Landis and Landis Brothers (collectively, "Landis") or their affiliates, a general release, dated as of the Closing Date, and in form and content acceptable to Seller and its counsel, pursuant to which the Seller shall be forever released and discharged from all liabilities and obligations owed to Landis in respect of the Assumed Landis Debt.

         8.9 Termination of Related Party Agreements. Seller shall have received from the Munn Affiliated Group, general releases in form and content acceptable to Seller with respect to the termination from and after the Closing of all related party agreements.

         8.10 Resignations and Securities Cancellation and Redemption Agreement. Seller shall have receive the resignations contemplated by Section 5.8 and Max Munn and Laurie Munn shall have executed and delivered the Securities Cancellation and Redemption Agreement.


                                   ARTICLE IX

                                 INDEMNIFICATION

          9.1 Indemnification of Seller. Purchaser and Guarantors hereby agree, jointly and severally, to indemnify, protect, save and keep harmless the Seller and the officers, directors, shareholders (including, without limitation, Limeridge and Endeavour), affiliates, successors and assigns of the Seller from and against, and on written demand to pay or to reimburse the Seller and the officers and directors of the Seller for the payment of, any and all liabilities, obligations, losses, damages, deficiencies, interest, penalties, additional amounts, claims (including, without limitation, claims arising out of negligence or involving strict liability in tort or claims for any tax liabilities, but excluding any taxes payable by Seller on gain recognized on the sale of the Assets), suits, actions, costs, expenses and disbursements (including, without limitation, legal fees, costs and related expenses), of whatsoever kind and nature ("Expenses") imposed on, incurred by or asserted against the Seller after the Closing Date (i) relating to any breach of a representation or warranty or any covenant or agreement made by Purchaser or Guarantors in or pursuant to this Agreement, (ii) arising directly or indirectly out of or in any way connected with the ownership, possession, operation or control of any of the Assets or of the APF Division either prior or subsequent to the Closing Date, or (iii) arising under any of the Assumed Liabilities; provided, however, that such Expenses are not judicially determined to have been attributable to any fraud or theft committed by the Seller or any officer and director of the Seller, as the case may be, prior to the Closing Date. The amount of any indemnification payment from Purchaser or Guarantors to Seller or any officer or director of the Seller shall be equal to the amount that, after the payment of all taxes imposed thereon, is equal to the amount of the Expenses of Seller.

         9.2 Indemnification of Purchaser and Guarantors. Seller hereby agrees to indemnify, protect, save and keep harmless the Purchaser and the Guarantors from and against, and on written demand to pay, or to reimburse Purchaser and the Guarantors for the payment of, any and all Expenses imposed on, incurred by or asserted against Purchaser or the Guarantors after the Closing Date relating to any breach of a representation or warranty made by Seller in this Agreement; provided, however, that such Expenses are not judicially determined to have been attributable to any fraud or theft committed by Purchaser or Guarantors. The amount of any indemnification payment from Seller to Purchaser and Guarantors shall be equal to the amount that, after the payment of all taxes imposed thereon, is equal to the amount of the Expenses of Purchaser and Guarantors.

         9.3 Indemnification Procedures. The indemnification obligations under this Agreement shall be subject to the following procedures:

                  (a) Third Party Claims. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party." Promptly after receipt by an Indemnified Party of notice of the commencement of any action against it, such Indemnified Party will, if a claim is to be made against the Indemnifying Party under such Section, give notice to the Indemnifying Party of the commencement of such action, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice. With respect to any such action, the Indemnifying Party will be entitled to participate and be kept informed and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such action and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such action and provide indemnification with respect to such action), to assume the defense of such action with counsel satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such action, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party for any fees of other counsel or any other expenses with respect to the defense of such action, in each case subsequently incurred by the Indemnified Party in connection with the defense of such action, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of an action, (i) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to the Indemnifying Party of the commencement of any action and the Indemnifying Party does not, within thirty
(30) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such action, the Indemnifying Party will be bound by any determination made in such action or any reasonable compromise or settlement effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such action, but the Indemnifying Party will not be bound by any determination of an action so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (b) Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the appropriate party.

         9.4 Limitations on Indemnification. The Purchaser and Guarantors hereby irrevocably waive any and all rights to indemnification and contribution from the Seller with respect to any claims or liabilities relating to the APF Division, whether or not such claims or liabilities arose prior or subsequent to the Closing Date, under any and all laws, including any environmental laws.

         9.5 Survival of Representations and Warranties. Each of the representations and warranties made by the parties in this Agreement shall survive after the Closing.


                                    ARTICLE X

                                   DEFINITIONS

         "Code" means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge) other than as expressly created under this Agreement or any agreement or instrument attached as an Exhibit hereto; provided, however, that a leasehold interest shall not be deemed a "Lien".

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes.


                                   ARTICLE XI

                                   TERMINATION

         11.1 Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the parties hereto at any time prior to the Closing; or (b) by either Purchaser or the Seller if the Closing shall not have occurred on or before December 27, 2001.

         11.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if receipt of such transmission is confirmed, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      if to Purchaser to:

                                A.P.F. Acquisition Corp.
                                320 Washington Street
                                Mt. Vernon, New York 10553
                                Attn:  Max Munn, CEO
                                Telecopy: (914) 665-1610

                           with a copy to:

                                Howell Bramson, Esq.
                                McCarthy Fingar Donovan Drazen & Smith, LLP
                                11 Martine Avenue, 12th floor
                                White Plains, New York 10606
                                Telephone:      (914) 946-3700
                                Telecopy:       (914) 946-0134

                  (b)      if to the Seller to:

                                Interiors, Inc.
                                c/o Limeridge LLC
                                c/o Navigator Management
                                Harbour House
                                2nd Floor
                                Waterfront Drive
                                P.O. Box 972
                                Road Town
                                Tortola, British Virgin Islands
                                Telephone:
                                Telecopy:       (284) 494-4771
                                Attn:  David Sims

                           with a copies to:

                                Stephen A. Weiss, Esq.
                                Greenberg Traurig, LLP
                                200 Park Avenue
                                New York, New York 10166
                                Telephone:      212-801-9253
                                Telecopy:       212-801-6400


                           and:

                                Andrew B. Eckstein, Esq.
                                Blank Rome Tenzer Greenblatt, LLP
                                405 Lexington Avenue
                                New York, New York 10174-0208
                                Telephone:      212-885-5505
                                Telecopy:       212-885-5002


         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

         12.2 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

         12.2 Expenses. The Purchaser and Guarantors shall be responsible for and pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         12.3 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         12.4 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder other than the officers and directors of the Purchaser and Seller as specifically set forth in Article IX hereto and their respective successors and permitted assigns. The rights and obligations of this Agreement may be assigned by Purchaser to any successor or subsidiary controlled by Guarantors. Except as expressly provided herein, the rights and obligations under this Agreement may not be assigned by the Seller, without the prior written consent of Purchaser.

         12.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

         12.6 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules.

         12.7 Governing Law; Jurisdiction; Severability. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State. With respect to any action that may arise under this Agreement, the parties hereto irrevocably submit and consent to the exclusive jurisdiction of the federal court located within Westchester County, State of New York (or if such court lacks jurisdiction, the state court located therein). If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         12.8 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement and, with respect to Purchaser and Guarantors, had consulted with attorneys and accountants concerning the domestic and foreign legal and financial consequences of entering into this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         12.9 Waiver of Jury Trial. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS OR RELATES TO THIS AGREEMENT, ANY TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT (STATUTORY, CONSTITUTIONAL, COMMON LAW OR OTHERWISE) IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE OTHER PARTIES' RIGHT TO TRIAL BY JURY. NO PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

                         [Signatures On Following Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              A.P.F. ACQUISITION CORP.


                              By:
                                 -------------------------------------
                                   Max Munn, President


                                 -------------------------------------
                                   Max Munn


                                 -------------------------------------
                                   Laurie Munn



                              INTERIORS, INC.


                              By:
                                ---------------------------------------------
                                  Joan York, Administrative Vice President